UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 28, 2011

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 8.01.	Other Events.

On July 29, 2011, BGC Partners, Inc. (the “Company”) closed an offering of $160 million aggregate principal amount of its 4.50% convertible senior notes due 2016 (the “notes”). The $160 million aggregate principal amount of notes includes $25 million aggregate principal amount of notes issued in connection with the exercise in full by the initial purchasers, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”), Cantor Fitzgerald & Co., an affiliate of the Company, Deutsche Bank Securities Inc. (“DB”), BMO Capital Markets Corp., and CastleOak Securities, L.P. (the “initial purchasers”), of their over-allotment option.

A copy of the Company’s press release announcing the closing of the offering is filed as Exhibit 99.1 to this Report and incorporated by reference herein.

The notes were issued pursuant to an Indenture, dated as of July 29, 2011 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The notes bear interest at a rate of 4.50% per year, payable in cash on January 15 and July 15 of each year, commencing January 15, 2012. The notes will mature on July 15, 2016 (the “maturity date”), unless earlier repurchased for cash or converted.

Holders of the notes (“holders”) may convert their notes at their option at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), or a combination thereof at the Company’s election. The initial conversion rate for the notes is 101.6260 shares of Class A common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $9.84 per share of Class A common stock.

Following certain corporate transactions, the Company will increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transactions by a number of additional shares of Class A common stock. The conversion rate will not be adjusted for accrued and unpaid interest to the conversion date.

The Company may not redeem the notes prior to the maturity date. If the Company undergoes a “fundamental change” (as defined in the Indenture) holders may require the Company to purchase all or a portion of their notes for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The notes are general senior unsecured obligations of the Company.

The Indenture contains customary covenants, such as reporting of annual and quarterly financial results, and restrictions on certain mergers and consolidations.

The notes and the Indenture do not contain any financial covenants. The notes and the Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants, cross-acceleration to other debt in excess of $50 million, unsatisfied final judgments of $50 million or more and bankruptcy events, all subject to terms, including notice and cure periods, set forth in the Indenture.

The notes were offered and sold only to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and the shares of Class A common stock underlying the notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

If, and for so long as, the restrictive legend on the notes has not been removed or the notes are not otherwise freely tradable by holders other than the Company’s affiliates as of the 380th day after the last original date of issuance of the notes, the Company will pay additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding until the restrictive legend on the notes has been removed and the notes are freely tradable as described above.

As previously reported, in connection with the offering of the notes, on July 25, 2011 the Company entered into two separate capped call transactions with affiliates of ML and DB. In connection with the exercise in full by the initial purchasers of their over-allotment option, on July 28, 2011 the Company entered into two additional separate capped call transactions with affiliates of ML and DB. The capped call transactions are expected generally to reduce the potential dilution to the Class A common stock upon any conversion of notes in the event that the market value per share of the Class A common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions (which corresponds to the initial conversion price of the notes and is subject to certain adjustments substantially similar to those contained in the notes). The capped call transactions have a cap price equal to approximately $12.30 (50% above the last reported sale price of the Class A common stock on the NASDAQ on July 25, 2011).

The Company has been advised that, in connection with hedging the capped call transactions, the counterparties or their affiliates expect to enter into various derivative transactions with respect to the Class A common stock concurrently with, or shortly after, the pricing of the notes and may, from time to time following the pricing of the notes, enter into or unwind various derivatives and/or purchase or sell the Class A common stock in secondary market transactions. These activities could increase (or reduce the size of any decrease in) the price of the Class A common stock concurrently with or following the pricing of the notes, and could also cause or avoid an increase or a decrease in the price of the Class A common stock following any conversion of notes and during the period prior to the maturity date.

The Company received net proceeds from the offering of the notes of approximately $144.1 million after deducting the initial purchasers’ discounts and commissions, estimated offering expenses and the cost of the capped call transactions.

The foregoing descriptions of the notes, the Indenture and the capped call transactions do not purport to be complete and are qualified in their entirety by reference to the full text of the notes, the Indenture and the capped call confirmations, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of July 29, 2011, between BGC Partners, Inc. and U.S. Bank National Association, as trustee

4.2	Form of BGC Partners, Inc. 4.50% Senior Convertible Notes due 2016 (included in Exhibit 4.1)

10.1	Capped Call Confirmation dated July 28, 2011 between Bank of America, N.A. and BGC Partners, Inc.

10.2	Capped Call Confirmation dated July 28, 2011 among Deutsche Bank AG, London Branch, Deutsche Bank Securities Inc., and BGC Partners, Inc.

99.1	BGC Partners, Inc. press release dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: August 1, 2011	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

Exhibit List

Exhibit No.	Description

4.1	Indenture, dated as of July 29, 2011, between BGC Partners, Inc. and U.S. Bank National Association, as trustee

4.2	Form of BGC Partners, Inc. 4.50% Senior Convertible Notes due 2016 (included in Exhibit 4.1)

10.1	Capped Call Confirmation dated July 28, 2011 between Bank of America, N.A. and BGC Partners, Inc.

10.2	Capped Call Confirmation dated July 28, 2011 among Deutsche Bank AG, London Branch, Deutsche Bank Securities Inc., and BGC Partners, Inc.

99.1	BGC Partners, Inc. press release dated August 1, 2011